Exhibit (c)(7)

PRIVILEGED & CONFIDENTIAL DRAFT SUBJECT TO MATERIAL REVISION DRAFT PREPARED AT THE REQUEST OF COUNSEL C O N F I D E N T I A L O C T O B E R 2 0 2 0 P R E S E N T A T I O N T O T H E S P E C I A L C O M M I T T E E T O T H E B O A R D Project Salamander

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Agenda

		Owners
1	Special Committee Responsibilities	OMM / Conyers
2	Summary of Diligence	Lazard
3	Approach to Valuation	Lazard
4	Proposed Transaction Timing and Process Timeline	OMM / Lazard
5	Negotiation Tactics	Lazard
6	Documentation & Disclosure	OMM
7	Litigation Preparation	OMM
8	Management and Key Employee Compensation Matters	OMM

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2 Summary of Diligence

Overview of Process to Date

Since being engaged, we have been in close contact with the Company's CFO and the Special Committee's counsel and have reviewed several key documents to establish a basis for valuation and review of tactical considerations

Key Documents Reviewed

Forecasts

- **Long-range Plan**
- **OAB and OAB + BPH Revenue Forecasts**
- **Merck Agreement**
- **Sunovion PCP Co-promote economics**
- **Development plans for IBS and '902**
- **Ion Channel Innovations Agreement**
- **Capital Table**
- **9/30/20 Balance Sheet**

Tactics

- **Correspondence with the Board**
- **Investor Rights Plan**
- **Information Sharing Agreement**
- **Credit Facility Indentures**

Outstanding Items

- **Awaiting outcome of market research and revised forecasts for expected label**
- **What will the approved label be for OAB?**
- **What is the appropriate probability-adjustment to assume given the stage of assets?**
  - While OAB is close to approval, is there still outstanding regulatory risk?
  - How strong is read-through to OAB+BPH?
- **Given Urovant unsuccessfully attempted to partner IBS and '902 because it didn't want to invest in them, should they be included in base case forecasts?**
- **Exclude ex-US forecasts / value?**
- **[Others?]**

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3 Approach to Valuation

We Will Use Several Methodologies to Inform Valuation

Illustrative Company Value


Core valuation analyses
For reference purposes only

Methodology	Comments
DCF: "Lead Asset" "Sum-of-the-Parts" / Product Run-Off	• Most relevant measure of intrinsic value for Urovant • Values cash flows for lead asset(s) through LOE with terminal value reflecting a relatively small percentage of overall value
Public Trading Comparables	• Similar to precedents but based on companies still trading independently • Generally lower than precedents given lack of control premium
Precedent Transactions	• Values company based on precedent sale transactions based on EV / sales multiples • Less relevant in current situation given precedents will include a control premium
Premia Paid	• Values company based on precedent premia paid relative to target's unaffected stock prices
Analyst Price Targets	• Value range based on low to high of equity research analysts that provide price targets on company
Trading Range	• Recent (e.g., 52-week) range of company's stock price

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3 Approach to Valuation

DCF Analysis: "Product Run-Off" or "Going Concern"

Illustrative "Buy-side" Forecast For DCF Analyses


($B)
Going Concern Forecast Horizon
"Lead Asset" Forecast Horizon
Earlier-stage assets/platform technology are difficult to assess with any degree of certainty and therefore are usually excluded from forecast
Preclinical/Platform
Phase I Asset
Revenue Forecast
Phase III Asset
Commercial Asset
(% of Rev)
Going concern analysis assumes long-term R&D investment at a "steady-state" level to fund R&D productivity underlying terminal value
R&D Investment
Lead Asset
Going Concern
Increasing Uncertainty of Forecast

Commentary

- **Urovant's strategy to date has relied on in-licensing programs and so has a well-defined pipeline comprised principally of Vibegron and URO-902**
- **Given the composition of the pipeline, we would recommend using the product run-off methodology for vibegron and URO-902**
  - Build forecasts through LOE for lead assets taking specific views on probability of success where appropriate
- **Given buy-side advisors traditionally approach biotech valuation from a "product run-off" or "sum-of-the-parts" perspective, it is likely that DSP will take a similar approach**

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3 Approach to Valuation

Overview of Potential Assets to Be Valued

The Company will be value on a sum-of-the-parts basis which will require separate valuation of individual assets

	Program	Preclinical	Phase 1	Phase 2	Phase 3	Approved	Include In Valuation? U.S.	EU	Japan	Commentary
Vibegron	OAB	PDUFA: Dec. 26, 2020 — 100%					✓	✗	✗ Licensed to Kyorin	• Primary value driver • Brokers continue to assign 85-90% PoS • EU pricing dynamics limit commercial potential
Vibegron	OAB in Men with PBH	Phase 3 Topline in 2H 2021 — 100%					✓	✗	✗ Licensed to Kyorin	• EU pricing dynamics limit commercial potential • Low perceived value and PoS by brokers
Vibegron	IBS-Associated Pain	Phase 2a Topline in Nov. 2020 — 8%					?	✗	✗ Licensed to Kyorin	• Given the Company's preference to partner vs invest, but failed process in 2019, worth including
URO-902		Phase 2a DSMB in Early 2021 — 8%					?	✗	✗	• Given the Company's preference to partner vs invest, but failed process in 2019, worth including • Not currently valued by any brokers

PoS

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PRIVILEGED & CONFIDENTIAL DRAFT SUBJECT TO MATERIAL REVISION DRAFT PREPARED AT THE REQUEST OF COUNSEL 3 Approach to Valuation P R O J E C T S A L A M A N D E R Analyst Benchmarking ($ in millions) Brokers primarily focus their valuation on OAB in the U.S. with high assumed PoS. Beyond OAB, inclusion of other indications / assets in forecasts is more variable Vibegron Broker Price Target OAB OAB in Men with BPH IBS-Associated Pain URO-902 WACC (Date) Included Peak PoS Included Peak PoS Included Peak PoS 1 $28ïƒ¼ï $1,200 90%ïƒ»ï — NAïƒ¼ï NA 50%ïƒ»ï 12.0% ) 23ïƒ¼ï 800 85%ïƒ¼ï 250 35%ïƒ¼ï 325 15%ïƒ»ï 13.0% (8/14/2020) 19ïƒ¼ï 863 90%ïƒ»ï — NAïƒ»ï — NAïƒ»ï 11.0% (6/18/2020) ercentile $22 $848 89% $188 35% $244 15% 13% Median 21 832 88% 125 35% 163 15% 12% Mean 21 832 88% 125 35% 163 15% 12% 25th Percentile 20 816 86% 63 35% 81 15% 12% Source: FactSet. 1 Based on 12/31/19 report date. 5

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3 Approach to Valuation

Pre-Commercial Biopharma Premia Analysis – Since 2018

($ in billions)

	Ann. Date	Acquiror	Target	Transaction Value	Lead Product(s)			Premia[1]		
					Name	Indication	Stage of Development	Unaffected[2]	30-Day	52-Week High
★	5-Oct-20	bridgebio	eidos	$2.8	Acoramidis	ATTR	Phase III	41%	79%	12%
	19-Aug-20	Johnson & Johnson	Momenta	6.3	Nipocalimab	wAIHA, HDFN, MG	Phase III	70%	54%	34%
	17-Aug-20	SANOFI	PRINCIPIA[3]	3.4	Rilzabrutinib	Pemphigus	Phase III	35%	59%	35%
	9-Dec-19	SANOFI	synthorx	2.3	THOR-707	Solid Tumors	Phase III	172%	368%	172%
	9-Dec-19	MERCK	ArQule	2.4	ARQ 531	B-Cell Malignancies	Phase II	107%	150%	68%
	3-Dec-19	astellas	AUDENTES	2.6	AT132	X-Linked Myotubular Myopathy	Filing	110%	106%	46%
	24-Nov-19	NOVARTIS	The Medicines Company[4]	9.3	Inclisiran	ASCVD / FH	Filed	45%	49%	45%
	16-Oct-19	ALEXION	ACHILLION	0.9	Danicopan (ACH-4471)	PNH	Phase II	73%	60%	31%
	10-Oct-19	UCB	Ra Pharma	2.3	Zilucoplan	gMG / IMNM / ALS	Phase III	112%	91%	33%
	16-Sep-19	Lundbeck	ALDER	1.8	Eptinezumab	Migraine	Filed	79%	89%	(1%)
	4-Mar-19	Biogen	nightstar	0.7	NSR-REP1	Choroideremia (CHM)	Phase III	68%	98%	(8%)
	25-Feb-19	IPSEN	clementia	1.1	Palovarotene	FOP / MO	Filed[7]	67%	82%	28%
	25-Feb-19	Roche	Spark	4.0	SPK-8011	Hem A	Phase III	122%	170%	24%
	18-Oct-18	NOVARTIS	ENDOCYTE	1.7	Lu-PSMA-617	PSMA+ mCRPC	Phase III	54%	37%	20%
	10-May-18	Lilly	ARMO BIOSCIENCES	1.5	AM0010	Pancreatic, NSCLC, RCC, Other Solid Tumors	Phase III	68%	45%	(8%)
	11-Apr-18	ALEXION	WILSON	0.8	WTX101	Wilson Disease	Phase III	70%	59%	54%
	9-Apr-18	NOVARTIS	AveXis	8.0	AVXS-101	SMA Type 1	BLA-ready	88%	65%	59%
	31-Jan-18	Seattle Genetics	CASCADIAN	0.5	Tucatinib	HER2+ Breast Cancer	Phase II	69%	170%	69%
	29-Jan-18	SANOFI	Ablynx[5]	4.5	Caplacizumab	aTTP	Filed	112%	135%	112%
★	22-Jan-18	Celgene	Juno[6]	9.7	JCAR017	Various blood cancers	Phase II	91%	95%	38%
	5-Jan-18	Takeda	TiGENIX	0.6	Cx601	Crohn's disease	Filed[8]	81%	91%	69%

★ = Acquiror previously had material stake in target

	Unaffected	30-Day	52-Week High
75th Percentile:	107%	106%	59%
Mean:	83%	103%	44%
Median:	73%	89%	35%
25th Percentile:	68%	59%	24%

Source: Company filings, EvaluatePharma, FactSet.

Notes: Based on pre-commercial public biopharma transactions over $500m in transaction value.

1. Based on total transaction value. Premia calculations exclude CVRs which are present in Alexion/Achillion, Lundbeck/Alder, and Ipsen/Clementia.
2. Premium to 1-day unaffected price.
3. Sanofi/Principia statistics based on unaffected date of July 15, 2019 based on release of rumors first reported on July 16, 2019.
4. Novartis/Medicines Company statistics based on unaffected date of November 18, 2019 based on release of rumors first reported on November 19, 2019.
5. Sanofi/Ablynx statistics based on unaffected date of January 5, 2018 based on news that Ablynx rejected a bid from Novo Nordisk released on January 8, 2018.
6. Celgene/Juno statistics based on unaffected date of January 16, 2018 based on release of rumors first reported on January 17, 2018.
7. An NDA for Clementia's palovarotene for episodic flare-up treatment of fibrodysplasia ossificans progressiva was expected to be submitted to the U.S. Food and Drug Administration (FDA) in the second half of 2019.
8. Filed with EMA and had a positive CHMP opinion. In pivotal trial in the U.S.

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3 Approach to Valuation

Commercial Biopharma Premia Analysis – Since 2018

($ in billions)

	Ann. Date	Acquiror	Target	Transaction Value	Lead Product(s)			Premia[1]		
					Name	Indication	Stage of Development	Unaffected[2]	30-Day	52-Week High
	1-Oct-20	COVIS	amag	$0.6	Makena + Feraheme	Pre-term Birth Prevention + Iron Deficiency Anemia	Marketed	46%	33%	3%
	13-Sep-20	GILEAD	Immunomedics	19.9	Trodelvy	Various Cancers	Marketed	108%	117%	97%
★	31-Aug-20	Nestlé Health Science	aimmune	2.2	Palforzia	Food Allergy	Approved	174%	150%	(6%)
	5-May-20	ALEXION	PORTOLA	1.4	Andexxa	Haemorrhagic Conditions	Marketed	132%	179%	(51%)
	4-May-20	MENARINI	Stemline	0.5	ELZONRIS	Blastic Plasmacytoid Dendritic Cell Neoplasm (BPDCN)	Marketed	142%	158%	(35%)
	10-Jan-20	Lilly	Dermira[3]	0.8	QBREXZA / Lebrikizumab	PAH / Atopic Dermatitis	Approved / Phase III	138%	168%	27%
	30-Sep-19	sobi	Dova	0.8	Doptelet	Chronic ITP	Marketed	36%	81%	30%
	17-Jun-19	Pfizer	ARRAY	11.3	Braftovi + Mektovi	Metastatic Melanoma	Marketed	62%	116%	62%
	7-Jan-19	Lilly	LOXO	7.3	Vitrakvi (LOXO-101)	Solid Tumors	Marketed	68%	76%	24%
	12-Dec-18	BAUSCH Health	SYNERGY	0.3	Trulance	CIC / IBS-C	Marketed	138%	126%	(69%)
	3-Dec-18	gsk	TESARO[4]	4.9	Zejula (Niraparib)	Ovarian Cancer	Marketed	182%	73%	(15%)
	22-Jan-18	SANOFI	Bioverativ	11.3	Eloctate	Hemophilia A	Marketed	64%	95%	64%
							75th Percentile:	139%	152%	38%
							Mean:	108%	114%	11%
							Median:	120%	117%	13%
							25th Percentile:	63%	80%	(20%)

★ = Acquiror previously had material stake in target

Source: Company filings, EvaluatePharma, FactSet.

Notes: Based on pre-commercial public biopharma transactions over $500m in transaction value.

1 Based on total transaction value. Premia calculations exclude CVRs which are present in Menarini/Stemline and SOBI/Dova.

2 Premium to 1-day unaffected price.

3 Lilly/Dermira statistics based on unaffected date of December 6, 2019, due to significant price appreciation without notable news or catalysts.

4 GSK/Tesaro statistics based on unaffected date of November 15, 2018, 2019 based on release of rumors first reported on November 16, 2018.

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PRIVILEGED & CONFIDENTIAL DRAFT SUBJECT TO MATERIAL REVISION DRAFT PREPARED AT THE REQUEST OF COUNSEL 3 Approach to Valuation P R O J E C T S A L A M A N D E R Analysis at Various Prices ($ in millions) Current 52-Week Broker Broker Price High Median High Offer Price per Share $10.06 $12.00 $14.00 $15.75 $18.00 $20.00 $22.00 $24.00 $26.00 $28.00 Transaction % Premium to Current — 19% 39% 57% 79% 99% 119% 139% 158% 178% Statistics % Premium to 52-Week High ($15.75) (36%) (24%) (11%) — 14% 27% 40% 52% 65% 78% Equity Value $375 $428 $504 $571 $657 $734 $810 $887 $963 $1,040 Net Debt (Cash) 97 97 97 97 97 97 97 97 97 97 Capitalization Enterprise Value $472 $525 $602 $668 $754 $831 $907 $984 $1,060 $1,137 Memo: Minority Share (Equity Value) $144 $152 $183 $210 $244 $274 $305 $336 $366 $397 2022E 2024E EV / Adjusted Revenue 2026E Multiple 2028E Peak Sales (Adj). To be included with confirmation of forecasts 2022E EV / 2024E Unadjusted Revenue 2026E Multiple 2028E Peak Sales (Unadj). Source: Management forecasts and FactSet. 8 Note: Market data as of October 2, 2020.

PRIVILEGED & CONFIDENTIAL DRAFT SUBJECT TO MATERIAL REVISION DRAFT PREPARED AT THE REQUEST OF COUNSEL Proposed Transaction Timing 4 P R O J E C T S A L A M A N D E R and Process Timeline Illustrative Process Timeline With the benefit of a more precise understanding of key milestones, we have updated the proposed process October November Weeks 1 2 3 4 1 Day 5 6 7 8 9 12 13 14 15 16 19 20 21 22 23 26 27 28 29 30 2 3 4 5 6 Key Events 1 Valuation 1.1 Receive / Review Initial Management Forecasts 1.2 Independent Diligence on Urovant 1.3 Receive / Review Updated Forecasts (OAB, ‘902) 1.4 Sensitivity & Scenarios 1.5 Iteration of Valuation (DCF, Precedents, Comps) 1.6 Finalize Valuation 2 Negotiation 2.1 Negotiation Tactics 2.2 Develop Scripts 2.3 [Share Updated Forecasts] DSP Modeling Time 2.4 Receive Offer 2.5 Respond 3 Announcement Preparation 3.1 Final Contracting, PR Preparation, etc. 4 Internal Milestones 4.1 Subcommittee Meetings 4.2 Fairness Opinion 4.3 Targeted Announcement Potential Closing Early 4.4 Targeted Closing 1 January to Early February DSP Other Key Milestones Draft Label BoD 1 Assumes transaction effected as a merger for cash (~60 days from announcement). 9

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5 Negotiation Tactics

Summary of Key Elements of Negotiating Leverage

Despite the situation, there are several points of leverage that Urovant can exert in negotiations

Support UROVANT Leverage	
IRA	• Requirement for approval from Special Committee / Audit Committee • Requirement for support from majority of minority
13D	• Narrow window once offer is made to negotiate given filing requirements
Diligence	• Access to draft label and updated forecasts for OAB / '902 to reinforce value of assets
Going Concern Risk	• Credible threat that without a transaction (acquisition or equity financing) there is a near-term risk of receiving a going concern letter

Support SALAMANDER Leverage	
Information	• Existing access to high level forecast assumptions across products • Insider insights on key value drivers
Control Access to Financing	• Standstill and credit facility indentures limit the Company's ability to raise debt or equity without Salamander's support • Financing is needed urgently ahead of launch



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5 Negotiation Tactics

Preliminary Tactical Recommendations

Given the unique circumstances, we recommend that Urovant ensures Salamander is equipped to make a compelling offer and understands the structural imperatives to ensure its first offer meets the high bar required to satisfy the Special Committee and minority shareholders

1. **Positioning to Salamander should stress the need to satisfy not only the Special Committee but also minority shareholders who have a cost base above current trading value**

2. **Communicate the importance of Salamander providing a compelling initial offer given the limited time for negotiation before a 13D is required**

3. **While sharing forecasts and the draft label could ensure alignment around views on value, they should be provided with sufficient time for Salamander to fully evaluate them**

4. **Stress alternatives (i.e., Salamander's need to participate in a large financing round) or going concern**

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PROJECT SALAMANDER

APPENDIX

Overview of the Company's Top 25 Shareholders

($ in millions, except per share values)

There is a high concentration of ownership among top 25 shareholders and relatively low weighted-average cost basis

#	Shareholder	Ownership Stake		Cumulative Holdings	Position (000s)	Current Market Value	Estimated Cost Basis
1	Sumitovant	73.6%		73.6%	22,963	$214	n/a
2	Perceptive Advisors	7.6%		81.2%	2,367	22	$9.34
3	Keith Katkin	4.0%		85.2%	1,250	12	12.20
4	Baker Bros. Advisors	3.2%		88.4%	1,000	9	10.90
5	Fidelity Management & Research	2.3%	Top 5	90.7%	713	7	10.89
6	Alyeska Investment Group	2.0%		92.7%	621	6	11.35
7	Pekin Hardy Strauss	1.2%		94.0%	387	4	11.38
8	BlackRock	1.0%		95.0%	310	3	10.99
9	Samsara Biocapital	0.5%		95.5%	157	1	10.00
10	Cornelia Haag-Molkenteller	0.5%	Top 10	95.9%	145	1	10.98
11	Vanguard	0.4%		96.4%	131	1	10.08
12	Bryan Smith	0.4%		96.8%	128	1	10.91
13	Renaissance Technologies	0.4%		97.1%	109	1	10.08
14	Walt Johnston	0.3%		97.5%	109	1	10.08
15	Banco Bilbao Vizcaya Argentaria	0.3%	Top 15	97.8%	102	1	10.08
16	Infinity Q Capital Management	0.3%		98.1%	95	1	10.15
17	Wildcat Capital Management	0.3%		98.4%	95	1	8.89
18	Geode Capital Management	0.3%		98.7%	89	1	9.50
19	Christine Ocampo	0.2%		98.9%	77	1	10.98
20	Northern Trust	0.2%	Top 20	99.1%	59	1	10.06
21	Kornitzer Capital Management	0.2%		99.3%	51	0	10.98
22	Kovitz Investment Group - Check	0.1%		99.4%	39	0	n/a
23	Millennium Management	0.1%		99.5%	35	0	10.08
24	Personal CFO Solutions	0.1%		99.6%	34	0	10.08
25	Sef Kurstjens	0.1%	Top 25	99.7%	21	0	10.79
						Weighted-Average Cost Basis	$10.85

Source: Bloomberg and FactSet.
Note: Market value as of September 30, 2020.

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PRIVILEGED & CONFIDENTIAL DRAFT SUBJECT TO MATERIAL REVISION DRAFT PREPARED AT THE REQUEST OF COUNSEL C O N F I D E N T I A L P R O J E C T S A L A M A N D E R Disclaimer The information herein has been prepared by Lazard based upon information supplied by the Company or publicly available information, and portions of the information herein may be based upon certain statements, estimates and forecasts provided by the Company with respect to the anticipated future performance of the Company. We have relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of the Company or any other entity, or concerning solvency or fair value of the Company or any other entity. With respect to financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company as to the future financial performance of the Company. We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based. The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, unless indicated otherwise. These materials and the information contained herein are confidential and may not be disclosed publicly or made available to third parties without the prior written consent of Lazard; provided, however, that you may disclose to any and all persons the U.S. federal income tax treatment and tax structure of the transaction described herein and the portions of these materials that relate to such tax treatment or structure. Lazard is acting as investment banker to the Company, and will not be responsible for and will not provide any tax, accounting, actuarial, legal or other specialist advice. 13